UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 30, 2017

MAGELLAN HEALTH, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

4800 N. SCOTTSDALE RD, SUITE 4400
SCOTTSDALE, ARIZONA	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 572-6050

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ◻

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2017, Magellan Healthcare, Inc. (“Magellan Healthcare”), a wholly-owned subsidiary of Magellan Health, Inc., a Delaware corporation (“Magellan” or the “Company”), consummated and closed (the “Closing”) the previously announced acquisition by merger of SWH Holdings, Inc. (“SWH”) (such acquisition, the “Acquisition”), pursuant to the Merger Agreement (the “Merger Agreement”), dated as of July 13, 2017, by and among Magellan, Magellan Healthcare, SWH, certain stockholders and vested optionholders of SWH, TA Associates Management L.P., as Securityholders’ Agent, and Silver Merger Sub Inc. (collectively, the “Sellers”). SWH is a privately held healthcare company focused on serving complex, high-risk populations, providing both Medicare and Medicaid dual-eligible benefits to more than 22,000 members in Massachusetts and New York. As a result of the Acquisition, SWH will operate as a wholly-owned subsidiary of Magellan Healthcare.

As consideration for the Acquisition, Magellan Healthcare paid $400.0 million in cash, inclusive of a $10.0 million payment based on SWH’s Medicare plan in Massachusetts receiving a Centers for Medicare & Medicaid Services 2018 Star rating of at least 4, subject to adjustments as provided in the Merger Agreement. Of the amounts paid by Magellan Healthcare at the Closing, $30.0 million (the “Escrow Amount”) was deposited into an escrow account to be used to pay amounts, if any, that may be due and owing to Magellan Healthcare as a result of post-closing adjustments and in connection with the Sellers’ indemnification obligations under the Merger Agreement. To the extent any post-closing adjustments in favor of Magellan Healthcare to the consideration paid in connection with the Acquisition and claims against the Sellers for indemnification do not exceed the Escrow Amount, the then remaining balance of the Escrow Amount will be released to Sellers on the eighteen-month anniversary of the Closing.

The foregoing is only a brief description of the Acquisition and the Merger Agreement, and does not purport to be complete and is qualified in its entirety by the Merger Agreement, a copy of which was filed with Magellan’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 filed on July 28, 2017.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 30, 2017, in order to fund the SWH Acquisition, the Company borrowed $135.0 million from the revolving credit facility under the 2017 Credit Agreement (as defined below).  As previously disclosed, on September 22, 2017, the Company entered into a credit agreement with The Bank of Tokyo-Mitsubishi UFJ, Ltd. (“BTMU”), JPMorgan Chase Bank, N.A., Compass Bank (d/b/a BBVA Compass), U.S. Bank National Association and Wells Fargo Securities, LLC as co-syndication agents, BTMU as administrative agent and the lenders party thereto from time to time, that provides for a $400.0 million senior unsecured revolving credit facility and a $350.0 million senior unsecured term loan facility to the Company, as the borrower (the “2017 Credit Agreement”).

The proceeds from the 2017 Credit Agreement were and will be used for (a) working capital and general corporate purposes of the Company and its subsidiaries, including investments and the funding of acquisitions, (b) the repayment of all outstanding loans and other obligations (and the termination of all commitments) under (i) the credit agreement, dated as of July 23, 2014 among Magellan Pharmacy Services, Inc. (“Magellan Pharmacy”)  (as successor in interest to Magellan Rx Management, Inc. (“Magellan Rx”)), the Company, the lenders party thereto, and Citibank, N.A., as administrative agent, (ii) the credit agreement, dated as of June 27, 2016 among Magellan Pharmacy, the Company, the lenders party thereto, and BTMU, as administrative agent and (iii) the credit agreement, dated as of January 10, 2017 among Magellan Pharmacy, the Company, the lenders party thereto, and BTMU, as administrative agent (the agreements referred to in this clause (iii) and in clauses (i) and (ii) above, collectively, the “Existing Credit Agreements”) (the termination and repayment of the obligations under the Existing Credit Agreements, collectively, the “Refinancing”) and (c) payment of fees and expenses incurred in connection with (i) the entering into of the 2017 Credit Agreement and related documents and the incurrence of loans and issuance of letters of credit thereunder and (ii) the consummation of the Refinancing.

Under the 2017 Credit Agreement, the annual interest rate on the loan borrowing is equal to (i) in the case of base rate loans, the sum of an initial borrowing margin of 0.500 percent plus the higher of the prime rate, one-half of one percent in excess of the overnight “federal funds” rate, or the Eurodollar rate for one month plus 1.000 percent, or (ii) in the case of Eurodollar rate loans, the sum of an initial borrowing margin of 1.500 percent plus the Eurodollar rate for the selected interest period. The borrowing margin is subject to adjustment based on the Company’s debt rating as provided by certain rating agencies. The Company has the option to borrow in base rate loans or Eurodollar rate loans at its discretion. The commitment commission on the revolving credit facility under the 2017 Credit Agreement is 0.200 percent of the unused revolving credit commitment, which rate shall be subject to adjustment based on the Company’s debt rating as provided by certain rating agencies.

The 2017 Credit Agreement contains certain affirmative and negative covenants and certain events of default customary for facilities of this type.

In the ordinary course of their respective businesses, one or more of the lenders, or their affiliates, have or may have various relationships with the Company and its subsidiaries involving the provision of a variety of financial services, including cash management, commercial banking, investment banking, advisory or other financial services, for which they received, or will receive, customary fees and expenses.

The foregoing description does not constitute a complete summary of the terms of the 2017 Credit Agreement and is qualified by reference in its entirety to the full text of the 2017 Credit Agreement. A copy of the 2017 Credit Agreement is filed as Exhibit 4.4 to the Company’s current report on Form 8-K, which was filed on September 25, 2017.

Item 7.01 Regulation FD Disclosure

On October 31, 2017, Magellan issued a press release relating to the closing of the Acquisition, and a copy is furnished as Exhibit 99.1 hereto.

On October 31, 2017, Magellan also announced that it had received all regulatory approvals necessary for the merger (the “NY MLTC Merger”) of its existing New York managed long-term care (“NY MLTC”) plan, AlphaCare of New York, Inc. (“AlphaCare of NY”), and Senior Whole Health of New York, Inc. (“Senior Whole Health of NY”), SWH’s NY MLTC plan. Magellan plans to close on the NY MLTC Merger by year-end 2017 so as to more fully integrate its NY MLTC operations.

On October 25, 2017, the minority shareholder of AlphaCare Holdings, Inc., the holding company for Alpha Care of NY, filed a lawsuit against Magellan in U.S. District Court for the Eastern District of New York, alleging that the planned NY MLTC Merger is unfair to them. The complaint seeks an injunction, money damages and any other relief that the court deems appropriate. On October 26, 2017, the court denied the plaintiffs’ request for a temporary restraining order prohibiting the completion of the NY MLTC Merger. A further hearing for a preliminary injunction sought by the plaintiffs to prohibit the completion of the NY MLTC Merger is scheduled for December 4, 2017. Magellan believes the lawsuit is without merit and intends to vigorously defend against it.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of Business Acquired.

The financial statements required pursuant to this Item 9.01(a) in relation to the Acquisition will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report was required to be filed.

(b)  Pro Forma Financial Information.

The pro forma financial information required pursuant to this Item 9.01(b) in relation to the Acquisition will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report was required to be filed.

(d) Exhibits

See Exhibit Index.

.1

Exhibit Index

Exhibit Number	Description of Exhibit
2.1

Agreement and Plan of Merger, dated July 13, 2017, among Magellan Healthcare, Inc., SWH Holdings, Inc., certain of the stockholders of SWH Holdings, Inc., certain of the vested optionholders of SWH Holdings, Inc., TA Associates Management, L.P. and Silver Merger Sub, Inc., which was filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q, which was filed on July 28, 2017 and is incorporated herein by reference.

99.1	Press release dated October 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH, INC.

Date: October 31, 2017	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Chief Financial Officer